EXHIBIT 16.1



                                                                 August 29, 2005



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of Kushi Natural Foods Corp. pertaining to our firm included under Item 4 of Amendment 1 to Form 8-K dated August 29, 2005 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                Very truly yours,

                                 /s/  WOLINETZ, LAFAZAN & COMPANY, P.C.
                                ---------------------------------------
                                WOLINETZ, LAFAZAN & COMPANY, P.C.



cc:  Pengcheng Chen, CEO, Kushi Natural Foods Corp.